Exhibit 4.17

AMENDMENT #1 to AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE

This is Amendment #1 dated February 24, 2015 (the “Amendment”) to the AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE dated December 31, 2014 in the initial principal amount of $1,358,000 (the “Note”), issued by Onstream Media Corporation, a Florida corporation, Infinite Conferencing, Inc., a Florida corporation, Entertainment Digital Network, Inc., a Florida corporation, AV Acquisition, Inc., a Florida corporation, Onstream Conferencing Corporation, a Florida corporation, Media On Demand, Inc., a Florida corporation, Hotel View Corporation, a Florida corporation, OSM Acquisition Inc., a Delaware corporation, and Auction Video Japan, Inc., a Tokyo-Japan corporation (collectively, the “Company”), as co-borrowers, to Sigma Opportunity Fund II, LLC (the “Holder”).

1.

This amendment hereby deletes the following language from the last part of the first paragraph of the Note:

“Upon the occurrence of a Repayment Event, the Company shall repay all outstanding principal and interest on the Note due as of the date of such Repayment Event; provided, however, that such repayment shall not exceed the net proceeds to the Company from such Repayment Event and further provided that in the event of one or more Repayment Events comprised of additional financing from a private placement structured in a separate legal entity collateralized by a portion of the Company’s Infinite operations, or from another financing structure subject to Holder’s approval not to be unreasonably withheld, (either being a “Revenue Sale”), the first $850,000 of such proceeds (on an aggregate basis for all such Repayment Events occurring after the date hereof) shall not be paid to Sigma but rather must be used by the Company to repay the indebtedness to William Castellano, Pembroke Park Lakes and CCJ Trust described in Schedule 4(j) to the Note Purchase Agreement (unless such lenders agree to execute subordination agreements in form and substance reasonably acceptable to Holder, including waiver of principal payments during the term of this Note), with any amount over the amounts required to pay such indebtedness up to $850,000 to be retained by the Company, and all amounts above $850,000 in aggregate shall be used to repay amounts owing under this Note and the Transaction Documents, first toward interest, then fees and then toward principal, and this Note need not be repaid in full upon such Repayment Event(s) if the amount of such proceeds is less than is required to repay this Note in full.”

2.

This amendment hereby replaces the language deleted above with the following:

“Upon the occurrence of a Repayment Event, the Company shall repay all outstanding principal and interest on the Note due as of the date of such Repayment Event; provided, however, that such repayment shall not exceed the net proceeds to the Company from such Repayment Event and further provided that in the event of one or more Repayment Events comprised of additional financing from a private placement structured in a separate legal entity collateralized by a portion of the Company’s Infinite operations, or from another financing structure subject to Holder’s approval not to be unreasonably withheld, (either being a “Revenue Sale”), the first $1,000,000 of such proceeds (on an aggregate basis for all such Repayment Events occurring after the date hereof) shall not be paid to Sigma but rather must be used by the Company to (i) repay the indebtedness to William Castellano, Pembroke Park Lakes and CCJ Trust described in Schedule 4(j) to the Note Purchase Agreement (unless such lenders agree to execute subordination agreements in form and substance reasonably acceptable to Holder, including waiver of principal payments during the term of this Note) and (ii) to pay $150,000 of the fees due to Sigma Capital Advisors, LLC as set forth in Section 5(a)(i) of the Advisory Services Agreement dated December 31, 2014, with any amount over the amounts required to pay such indebtedness and fees up to $1,000,000 to be retained by the Company, and all amounts above $1,000,000 in aggregate shall be used to repay amounts owing under this Note and the Transaction Documents, first toward interest, then fees and then toward principal, and this Note need not be repaid in full upon such Repayment Event(s) if the amount of such proceeds is less than is required to repay this Note in full.”

3.

For clarity, it is acknowledged that as of the date of this Amendment the Company has already paid Sigma Capital Advisors, LLC $50,000 of the $150,000 payment contemplated above.

4.

Furthermore, this Amendment shall be automatically void as of March 15, 2015 in the event that the remaining $100,000 of the $150,000 payment contemplated above, has not been paid to Sigma Capital Advisors, LLC by March 15, 2015.

5.

All other terms of the Note are unchanged to the extent not addressed in this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed in its name by its duly authorized officer as of the day and in the year first above written.

SIGMA OPPORTUNITY FUND II, LLC

By: Sigma Capital Advisors, LLC, its
managing member

By: /s/ Thom Waye

Name: Thom Waye

Title: Manager

ONSTREAM MEDIA CORPORATION.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

INFINITE CONFERENCING, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AV ACQUISITION, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

ONSTREAM CONFERENCING CORPORATION

By:  /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

MEDIA ON DEMAND

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

HOTEL VIEW CORPORATION

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

OSM ACQUISITION INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President

AUCTION VIDEO JAPAN, INC.

By: /s/ Randy S. Selman

      Name: Randy Selman

      Title: President